UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K
CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported)	May 15, 2018
(May 14, 2018)

Commission	Name of Registrants, State of Incorporation,	I.R.S. Employer
File Number	Address and Telephone Number	Identification No.

001-32462	PNM Resources, Inc.	85-0468296
(A New Mexico Corporation)
414 Silver Ave. SW
Albuquerque, New Mexico 87102-3289
(505) 241-2700

001-06986	Public Service Company of New Mexico	85-0019030
(A New Mexico Corporation)
414 Silver Ave. SW
Albuquerque, New Mexico 87102-3289
(505) 241-2700

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 40.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4 (c) under the Exchange Act (17 CFR 40.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter). Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 2.03 Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.
On May 14, 2018, PNM Resources, Inc.’s (“PNMR”) wholly owned subsidiary Public Service Company of New Mexico, a New Mexico corporation (the “Company”), issued an aggregate $350,000,000 in senior unsecured notes in the following series and denominations: (i) $55,000,000 aggregate principal amount of its 3.15% Senior Unsecured Notes, Series A, due May 15, 2023 (the “Series A Notes”); (ii) $104,000,000 aggregate principal amount of its 3.45% Senior Unsecured Notes, Series B, due May 15, 2025 (the “Series B Notes”); (iii) $88,000,000 aggregate principal amount of its 3.68% Senior Unsecured Notes, Series C, due May 15, 2028 (the “Series C Notes”); (iv) $38,000,000 aggregate principal amount of its 3.93% Senior Unsecured Notes, Series E, due May 15, 2033 (the “Series E Notes”); (v) $45,000,000 aggregate principal amount of its 4.22% Senior Unsecured Notes, Series F, due May 15, 2038 (the “Series F Notes”); and (vi) $20,000,000 aggregate principal amount of its 4.50% Senior Unsecured Notes, Series G, due May 15, 2048 (the “Series G Notes” and, collectively with the Series A Notes, the Series B Notes, the Series C Notes, the Series E Notes, and the Series F Notes, the “Notes”). The Notes were sold in a private placement transaction in reliance on an exemption from registration under the Securities Act of 1933, as amended (the “Securities Act”). The Company sold the Notes to institutional accredited investors (as defined by Rule 501(a) of the Securities Act), pursuant to a Note Purchase Agreement dated July 28, 2017 (the “Note Purchase Agreement”). Interest on the Notes is payable semiannually on May 15 and November 15 of each year, commencing on November 15, 2018.
The Company used the gross proceeds from the Notes to repay $350,000,000 million of the Company’s 7.95% Senior Unsecured Notes that matured on May 15, 2018.
The terms of the Note Purchase Agreement, which continue to apply so long as any of the Notes are outstanding, include customary covenants, including a covenant that requires the maintenance of a debt-to-capital ratio of less than or equal to 65%, customary events of default, including a cross default provision, and covenants regarding parity of financial covenants, liens and guarantees with respect to the Company’s material credit facilities. In the event of a change of control, the Company will be required to offer to prepay the Notes at par. The Company may, on not less than ten nor more than sixty days’ prior written notice, prepay at any time all, or from time to time part of, the Notes of any series, in an amount not less than twenty percent of the aggregate principal amount of the Notes of such series, prior to their respective maturities, subject to payment of a customary make-whole premium.
As previously disclosed, the Company has agreed to sell a total of $450,000,000 in aggregate principal amount of senior unsecured notes pursuant to the Note Purchase Agreement. The Company intends to issue the remaining $100,000,000 under the Note Purchase Agreement on or about August 1, 2018 as its proposed 3.78% Senior Unsecured Notes, Series D, due August 1, 2028 and 4.60% Senior Unsecured Notes, Series H, due August 1, 2048.
The above description of the Note Purchase Agreement and the Notes does not purport to be a complete statement of the parties’ rights and obligations thereunder. Such description is qualified in its entirety by reference to the Note Purchase Agreement, a copy of which was attached as Exhibit 10.1 to the Company’s Quarterly Report on Form 10-Q filed with the Securities and Exchange Commission on July 28, 2017, which is incorporated herein by reference. The forms of each of the Notes was attached to the Note Purchase Agreement as Schedule 1-A, Schedule 1-B, Schedule 1-C, Schedule 1-E, Schedule 1-F and Schedule 1-G, respectively, and each is incorporated herein by reference.
The Notes are not registered under the Securities Act and may not be offered or sold in the United States absent registration or an applicable exemption from registration requirements and applicable state laws. This Current Report on Form 8-K does not constitute an offer to sell nor a solicitation of an offer to purchase the Notes or any other securities, and shall not constitute an offer, solicitation or sale in any state or jurisdiction in which such an offer, solicitation or sale would be unlawful.

Safe Harbor Statement under the Private Securities Litigation Reform Act of 1995
Statements made in this Current Report on Form 8-K that relate to future events or PNMR’s or the Company’s expectations, projections, estimates, intentions, goals, targets, and strategies are made pursuant to the Private Securities Litigation Reform Act of 1995. Readers are cautioned that all forward-looking statements are based upon current expectations and estimates. Neither PNMR nor the Company assumes any obligation to update this information. Because actual results may differ materially from those expressed or implied by these forward-looking statements, PNMR and the Company caution readers not to place undue reliance on these statements. For a discussion of risk factors and other important factors affecting forward-looking statements, please see PNMR’s and the Company’s combined filings on Form 10-K for the fiscal year ended December 31, 2017 and on Form 10-Q for the fiscal quarter ended March 31, 2018, each filed with the Securities and Exchange Commission, which factors are specifically incorporated by reference herein.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrants have duly caused this report to be signed on their behalf by the undersigned thereunto duly authorized.

PNM RESOURCES, INC.
PUBLIC SERVICE COMPANY OF NEW MEXICO
(Registrants)

Date: May 15, 2018	/s/ Joseph D. Tarry
Joseph D. Tarry
Vice President, Finance and Controller
(Officer duly authorized to sign this report)